Exhibit 10.17

IAA, INC.

DIRECTOR RESTRICTED SHARE AGREEMENT

This Agreement (this “Agreement”) is entered into as of ___________, by and between IAA, Inc. (f/k/a IAA Spinco Inc.), a Delaware corporation (the “Company”), and ____________________ (the “Participant”), pursuant to the IAA, Inc. 2019 Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the “Plan”).  Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.          Grant of Restricted Shares.  The Company hereby grants to the Participant [_______] Shares (such shares, the “Restricted Shares”), subject to all of the terms and conditions of this Agreement and the Plan, and, with respect to any Restricted Shares as to which the Participant timely makes a deferral election under the Company’s Directors Deferred Compensation Plan (the “Deferred Plan”), pursuant to a form previously provided to the Participant, subject to all of the terms and conditions of such election form and the Deferred Plan.

2.            Lapse of Restrictions.

(a)          General.  Subject to the provisions set forth below, the restrictions on Transfer set forth in Section 8 hereof shall lapse with respect to the number of Restricted Shares specified for each date set forth below under the column captioned “Vesting Date” (each such date, a “Vesting Date”) as follows:

Vesting Date	Portion of Restricted Shares Vesting

subject in each case to the continued service of the Participant with the Company or a Subsidiary (either as a member of its board of directors or as an employee) from the date hereof through the relevant Vesting Date.

(b)          Following Certain Terminations of Service.  Upon termination of the Participant’s service with the Company or a Subsidiary for any reason (including the death or Disability of the Participant), any Restricted Shares in respect of which the restrictions described in this Section 2 shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares

3.           Adjustments.  Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Shares.

4.           Legend on Certificates.  The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE IAA, INC. 2019 OMNIBUS STOCK AND INCENTIVE PLAN AND THE RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND IAA, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF IAA, INC. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF SUCH RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

5.           Certain Changes. The Administrator may accelerate the date on which the restrictions on Transfer set forth in Section 8 hereof shall lapse or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Sections 5 and 12 of the Plan, no action under this Section 5 shall adversely affect the Participant’s rights under this Agreement.

6.           Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally or sent by nationally recognized overnight courier service.  Any notice or other communication shall be deemed given on the date of delivery, or on the date one (1) business day after it shall have been given to a nationally-recognized overnight courier service.  All such notices or communications shall be delivered to the recipient at the addresses indicated below:

To the Company:

IAA, Inc.
[●]
Attention:  General Counsel
Fax:  [●]

To the Participant:

at the address as it appears in the Company’s books and records or at such other place as the Participant shall have designated by notice as herein provided to the Company.

7.           Securities Laws Requirements.  The Company shall not be obligated to issue Shares to the Participant free of the restrictive legend described in Section 4 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended, or any other federal or state statutes having similar requirements that may be in effect at the relevant time.

8.           Protections Against Violations of Agreement.  Until such time as the Restricted Shares are fully vested in accordance with Section 2 hereof, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this Agreement will be valid, except with the prior written consent of the Board, which consent may be granted or withheld in the sole discretion of such Board.  Any purported Transfer of Restricted Shares or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Shares or any economic benefit or interest therein transferred in violation of this Agreement shall not be entitled to be recognized as a holder of such Shares.  In addition, unless the Administrator determines otherwise, upon any attempted Transfer of Restricted Shares or any rights in respect of Restricted Shares, before the vesting thereof, such Restricted Shares, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

9.           Taxes.  The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.  The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO ASSIST THE PARTICIPANT IN MAKING THIS FILING.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Shares and the disposition of the Restricted Shares following vesting are complex and subject to change, and it is the sole responsibility of the Participant to obtain the Participant’s own advice as to the tax treatment of the terms of this Agreement.

BY SIGNING THIS AGREEMENT, THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS REVIEWED WITH THE PARTICIPANT’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS, AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR ANY AGENT OF THE COMPANY OR ANY AFFILIATE THEREOF.  THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE PARTICIPANT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.          Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.          Incorporation of Plan.  The Plan is hereby incorporated by reference into, and made a part of, this Agreement, and the Restricted Shares and this Agreement shall be subject to all terms and conditions of the Plan.

12.         Amendments; Construction.  The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent, except as provided in Sections 5 and 12 of the Plan.

13.         Survival of Terms. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates, and their respective successors and assigns and the Participant and the Participant’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Participant the right to Transfer any of the Restricted Shares, except in accordance with this Agreement and any transferee shall hold the Restricted Shares having only those rights, and being subject to the restrictions, provided for in this Agreement.

14.          Rights as a Shareholder.  Except as otherwise expressly provided in this Agreement, the Participant will have all of the rights of a shareholder with respect to all of the Restricted Shares (until and unless the Restricted Shares are forfeited), including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions with respect to such Shares, both prior to and after the lapse and removal of the vesting restrictions set forth herein, and, if Shares are ultimately forfeited, prior to such forfeiture.  In connection with the payment of any dividends, distributions or other type of payment to the Participant in respect of the Restricted Shares, the Company shall be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the Participant’s account.

15.         Agreement Not a Contract for Services.  Neither the Plan, the granting of the Restricted Shares, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Affiliate thereof for any period of time or at any specific rate of compensation.

16.          Authority of the Administrator; Disputes.  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

17.         Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

18.          Miscellaneous.

(a)          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Participant.  As of the date hereof, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which have been made by either party or any Affiliate thereof.

(b)          In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Stock of the Company as a stock (or share) dividend, stock (or share) split, spin-off, reclassification or recapitalization in connection with any merger, amalgamation, continuation into another jurisdiction or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Stock acquired hereunder on, or with respect to, which such other capital stock was distributed.

(c)          No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Participant shall be valid and binding upon any and all persons or entities (other than the Company and its Affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Restricted Shares.

(d)          Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

(e)          The obligations of the Company and the Participant under this Agreement which by their nature may require either partial or total performance after the Participant’s service with the Company and its Subsidiaries is terminated shall survive such termination of service.

(f)          Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.

(g)          The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

(h)          Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.  Words herein of any gender are deemed to include each other gender.

(i)          This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

(j)          This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

IAA, INC.

By:
Name:
Title:

PARTICIPANT

Name

Date

[Signature Page to Restricted Share Agreement]